Filed Pursuant to Rule 424(b)(3)
Registration No. 333-214724
Registration No. 333-217788

ENDRA Life Sciences Inc.

Prospectus

2,086,560 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to an aggregate of 2,086,560 shares of our common stock, par value $0.0001 per share (“Common Stock”), which, as of the date of this prospectus, are issuable upon exercise of 1,932,000 warrants (“Public Warrants”) originally issued as part of the units sold in our initial public offering, which closed on May 12, 2017 (the “Initial Public Offering”), and upon exercise of 154,560 warrants (“Underwriters’ Warrants and, together with the Public Warrants, the “Warrants”) issued to the underwriters of the Initial Public Offering and their designees.

As of the date of this prospectus, the Warrants have an exercise price of $6.25 per share of Common Stock and will expire on May 12, 2022, with respect to the Public Warrants, and on May 8, 2022, with respect to the Underwriters’ Warrants. If the Warrants are exercised, we will receive the proceeds from such exercise.

On December 27, 2018, the last reported sale price for our Common Stock was $1.78 per share. Our Common Stock and the Public Warrants are traded on the Nasdaq Capital Market under the symbols “NDRA” and “NDRAW,” respectively.

We are an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary − Implications of Being an Emerging Growth Company.”

Our business and an investment in our Common Stock involve a high degree of risk. Before making any investment in Common Stock, you should read and carefully consider risks described in the “Risk Factors” section on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Common Stock offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 8, 2019.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	2
THE OFFERING	5
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	8
DILUTION	9
PLAN OF DISTRIBUTION	10
DESCRIPTION OF CAPITAL STOCK	11
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	15

Unless otherwise stated or the context otherwise requires, the terms “ENDRA,” “we,” “us,” “our” and the “Company” refer to ENDRA Life Sciences Inc., a Delaware corporation.

You should rely only on the information contained in or incorporated by reference into this prospectus and any related prospectus supplement that we may provide to you in connection with this offering.  We have not authorized anyone to provide you with additional or different information.  If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such prospectus supplement outside of the United States.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus and the documents we incorporate herein by reference concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

TRADEMARKS

We operate under a number of trademarks, including, among others, “ENDRA” and “TAEUS,” all of which are registered under applicable intellectual property laws. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our securities. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”) incorporated herein by reference, the risks of purchasing our Common Stock discussed under the “Risk Factors” section of the Form 10-K, and our financial statements and the accompanying notes to the financial statements incorporated herein by reference.

Our Company

We are leveraging experience with pre-clinical enhanced ultrasound devices to develop technology for increasing the capabilities of clinical diagnostic ultrasound, to broaden patient access to the safe diagnosis and treatment of a number of significant medical conditions in circumstances where expensive X-ray computed tomography (“CT”) and magnetic resonance imaging (“MRI”) technology is unavailable or impractical.

In 2010, we began marketing and selling our Nexus 128 system, which combined light-based thermoacoustics and ultrasound to address the imaging needs of researchers studying disease models in pre-clinical applications. Building on this expertise in thermoacoustics, we have developed a next-generation technology platform — Thermo Acoustic Enhanced Ultrasound, or TAEUS — which is intended to enhance the capability of clinical ultrasound technology and support the diagnosis and treatment of a number of significant medical conditions that currently require the use of expensive CT or MRI imaging or where imaging is not practical using existing technology.

Unlike the near-infrared light pulses used in our legacy Nexus 128 system, our TAEUS technology uses radio frequency (“RF”) pulses to stimulate tissues, using a small fraction of the energy that would be transmitted into the body during an MRI scan. The use of RF energy allows our TAEUS technology to penetrate deep into tissue, enabling the imaging of human anatomy at depths equivalent to those of conventional ultrasound. The RF pulses are absorbed by tissue and converted into ultrasound signals, which are detected by an external ultrasound receiver and a digital acquisition system that is part of the TAEUS system. The detected ultrasound is processed into images using our proprietary algorithms and displayed to complement conventional gray-scale ultrasound images.

Each of our TAEUS platform applications will require regulatory approvals before we are able to sell or license the application. Based on certain factors, such as the installed base of ultrasound systems, availability of other imaging technologies, such as CT and MRI, economic strength and applicable regulatory requirements, we intend to seek initial approval of our applications for sale in the European Union, followed by the United States and China.

In April 2016, we entered into a Collaborative Research Agreement with General Electric Company, acting through its GE Healthcare business unit and the GE Global Research Center (collectively, “GE Healthcare”). Under the terms of the agreement, GE Healthcare has agreed to assist us in our efforts to commercialize our TAEUS technology for use in a fatty liver application by, among other things, providing equipment and technical advice, and facilitating introductions to GE Healthcare clinical ultrasound customers. In return for this assistance, we have agreed to afford GE Healthcare certain rights of first offer with respect to manufacturing and licensing rights for the target application. More specifically, we have agreed that, prior to commercially releasing our non-alcoholic fatty liver disease (“NAFLD”) TAEUS application, we will offer to negotiate an exclusive ultrasound manufacturer relationship with GE Healthcare for a period of at least one year of commercial sales. The commercial sales would involve, within our sole discretion, either our Company commercially selling GE Healthcare ultrasound systems as the exclusive ultrasound system with our TAEUS fatty liver application embedded, or GE Healthcare being the exclusive ultrasound manufacturer to sell ultrasound systems with our TAEUS fatty liver application embedded. The agreement is subject to termination by either party upon not less than 60 days’ notice. On January 30, 2018, we and GE Healthcare entered into an amendment to our agreement, extending its term by 21 months to January 22, 2020.

In November 2017 we engaged two firms that specialize in medical device software development to commence productization of our TAEUS device targeting NAFLD. The agreements call for these vendors to provide us with the specialized engineering resources necessary to translate our current prototype TAEUS device into a clinical product meeting CE regulatory requirements required for commercial launch in the European Union followed by FDA submission for the U.S. market.

In November 2017, we contracted with the Centre for Imaging Technology Commercialization (CIMTEC) to initiate human studies with our TAEUS device targeting NAFLD. In October 2018 we received approval from Health Canada to initiate these studies which are expected to provide key insights into clinical work flow and quantitative methodologies for the device. These studies are now underway. We provided an update on data collection and expansion of the study in December 2018 and are aiming for preliminary study reporting in the first quarter of 2019.

In June 2018, we reported that, in order to focus our resources on developing our TAEUS technology for clinical use, we are exploring strategic alternatives with respect to our pre-clinical business. We now intend to discontinue our pre-clinical business and are working with distributors and customers of our Nexus 128 system to facilitate this process.

Risks Related to Our Business

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section of our Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q incorporated herein by reference. These risks include, but are not limited to, the following:

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We have a history of operating losses, and we may never achieve or maintain profitability.

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Our efforts may never result in the successful development of commercial applications based on our TAEUS technology.

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If we fail to obtain and maintain necessary regulatory clearances or approvals for our TAEUS applications, or if clearances or approvals for future applications and indications are delayed or not issued, our commercial operations will be harmed.

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Our limited commercial experience makes it difficult to evaluate our current business, predict our future results or forecast our financial performance and growth.

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We are depending on third parties to design, manufacture and seek regulatory approval of our TAEUS applications. If any third party fails to successfully design, manufacture and gain regulatory approval of our TAEUS applications, our business will be materially harmed.

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We cannot be certain that results from limited animal and human studies of any of our TAEUS applications will be indicative of future studies or that any of our TAEUS applications will be successfully commercialized.

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Competition in the medical imaging market is intense and we may be unable to successfully compete.

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If we are unable to secure additional financing on favorable terms, or at all, to meet our future capital needs, we will be unable to complete fully our current business plan.

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We intend to market our TAEUS applications, if approved, globally, in which case we will be subject to the risks of doing business outside of the United States.

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If we are unable to protect our intellectual property, then our financial condition, results of operations and the value of our technology and products could be adversely affected.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until December 31, 2022, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We are choosing to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, but intend to take advantage of the other exemptions discussed above.

We are also currently considered a “smaller reporting company,” which generally means that we have a public float of less than $250 million. If we are still considered a “smaller reporting company” at such time as we cease to be an “emerging growth company,” we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports.

Corporate Information

We were incorporated in Delaware in July 2007 and have a wholly-owned subsidiary, ENDRA Life Sciences Canada Inc. Our corporate headquarters is located at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105-1570. Our website can be accessed at www.endrainc.com. The telephone number of our principal executive office is (734) 335-0468. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

THE OFFERING
Common Stock currently outstanding	7,422,642 shares. (1)
Common Stock offered by the Company
2,086,560 shares issuable upon the exercise of Warrants, consisting of 1,932,000 Public Warrants issued as part of the units sold in our Initial Public Offering and 154,560 Underwriters’ Warrants issued to the underwriters of the Initial Public Offering and their designees.

Description of Warrants
Each Warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $6.25, subject to adjustment, and expires at 5:00 p.m., New York City time on May 12, 2022, with respect to the Public Warrants, and on May 8, 2022, with respect to the Underwriters’ Warrants.

Use of proceeds
The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $13.0 million; however, we are unable to predict the timing or amount of potential Warrant exercises. Accordingly, all such proceeds will be used for working capital and other general corporate purposes. It is possible that some, or all, of the Warrants may expire and never be exercised.

Nasdaq symbols	Our Common Stock and the Public Warrants are listed on the Nasdaq Capital Market under the symbols “NDRA” and “NDRAW,” respectively.
Risk factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section in the Form 10-K and subsequently filed Quarterly Report on Form 10-Q incorporated herein by reference before deciding whether or not to invest in Common Stock.

(1) As of December 28, 2018. This number excludes:
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489,273 shares of Common Stock issuable upon the exercise of outstanding warrants (other than the Warrants described herein) at a weighted average exercise price of $7.03 per share;

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1,206,617 shares of Common Stock issuable upon the exercise of outstanding stock options issued pursuant to our 2016 Omnibus Incentive Plan, or our Incentive Plan, at a weighted average exercise price of $4.56 per share; and

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138,457 shares of Common Stock reserved for future issuance under our Incentive Plan.

See “Description of Capital Stock” below.

RISK FACTORS

An investment in Common Stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in Common Stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected.  In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities.  The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus and the documents incorporated herein by reference regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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our limited commercial experience, limited cash and history of losses;
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our ability to obtain adequate financing to fund our business operations in the future;
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our ability to achieve profitability;
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our ability to develop a commercially feasible application based on our TAEUS technology;
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market acceptance of our technology;
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results of our human studies, which may be negative or inconclusive;
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our ability to find and maintain development partners;
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our reliance on collaborations and strategic alliances and licensing arrangements;
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the amount and nature of competition in our industry;
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our ability to protect our intellectual property;
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potential changes in the healthcare industry or third-party reimbursement practices;
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delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications for CE mark certification or U.S. Food and Drug Administration (“FDA”) approval;
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our ability to obtain CE mark certification and secure required FDA and other governmental approvals for our TAEUS applications;
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our ability to comply with regulation by various federal, state, local and foreign governmental agencies and to maintain necessary regulatory clearances or approvals; and
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the other risks and uncertainties described in the Risk Factors section of this prospectus and those risks and uncertainties described in the documents incorporated by reference into this prospectus.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents referenced in this prospectus and filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $13.0 million; however, we are unable to predict the timing or amount of potential Warrant exercises. Accordingly, all such proceeds will be used for working capital and general corporate purposes. It is possible that some, or all, of the Warrants may expire and never be exercised.

DILUTION

If you purchase shares of Common Stock in this offering, you will experience dilution to the extent of the difference between the Warrants’ exercise price per share and our pro forma net tangible book value per share immediately after this offering.

Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our historical net tangible book value as of September 30, 2018 was $(457,610), or $(0.12) per share of Common Stock. On a pro forma basis after giving effect to our sale of 2,863,500 shares of Common Stock in the underwritten public offerings we completed in October and November 2018, and the issuance of 611,310 shares of Common Stock up the conversion of convertible promissory notes in connection therewith, and after deducting the underwriting discount and estimated offering expenses payable by us in such offerings, our net tangible book value as of September 30, 2018 would have been $8,733,318 or $1.28 per share of Common Stock. After giving effect to the sale of 2,086,560 shares of Common Stock upon exercise of all of the Warrants covered by this prospectus at an exercise price of $6.25 per share, our net tangible book value as of September 30, 2018 would have been $21,774,318 or $2.45 per share of Common Stock. This represents an immediate increase in net tangible book value of $1.17 per share to existing stockholders and an immediate dilution in net tangible book value of $3.80 per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$6.25
Pro forma net tangible book value per share as of September 30, 2018	$1.28
Increase in net tangible book value per share attributable to this offering	$1.17
As adjusted tangible book value per share, after giving effect to this offering		$2.45
Dilution per share to investors in this offering		$3.80

The above discussion and table are based on 3,947,828 shares of Common Stock outstanding as of September 30, 2018 and exclude the following:

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497,135 shares of Common Stock issuable upon the exercise of outstanding warrants (other than the Warrants described herein), at a weighted average exercise price of $6.93 per share;

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987,911 shares of Common Stock issuable upon the exercise of outstanding stock options issued pursuant to our 2016 Omnibus Incentive Plan, or our Incentive Plan, at a weighted average exercise price of $5.60 per share; and

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357,163 shares of Common Stock reserved for future issuance under our Incentive Plan.

To the extent that any of these warrants or options are exercised, new options are issued under our Incentive Plan or we issue additional shares of Common Stock or other equity securities in the future, there may be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We will deliver shares of Common Stock offered hereby upon exercise of the Warrants we issued in connection with our Initial Public Offering. As of the date of this prospectus, the Warrants were exercisable for a total of up to 2,086,560 shares of Common Stock, which can be adjusted pursuant to the terms of the Warrants. We will not issue fractional shares upon exercise of the Warrants. Each of the Warrants contains instructions for exercise. In order to exercise any of the Warrants, the holder must deliver to Continental Stock Transfer, Inc., as Warrant Agent, the information required in the Warrants, along with payment for the exercise price of the shares to be purchased. The Warrant Agent will then deliver shares of Common Stock in the manner described in the applicable form of Warrant, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and our amended and restated bylaws, copies of which have been filed with the SEC and are also available upon request from us.

Authorized Capitalization

We have 60,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 50,000,000 shares of common stock with a par value of $0.0001 per share (“Common Stock”) and 10,000,000 shares of preferred stock with a par value of $0.0001 per share (“Preferred Stock”). As of the date of this prospectus, we had 7,422,642 shares of Common Stock issued and outstanding held of record by 32 stockholders, and no shares of Preferred Stock issued and outstanding. Our authorized but unissued shares of Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Common Stock

The holders of outstanding shares of Common Stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of Common Stock are neither redeemable nor convertible. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our Common Stock is entitled to one vote for each such share outstanding in the holder’s name.  No holder of Common Stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities.  All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Our shares of Common Stock are listed on the Nasdaq Capital Market under the symbol “NDRA.”

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the designations, powers, rights, preferences, qualifications, limitations and restrictions thereof. These designations, powers, rights and preferences could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. No shares of Preferred Stock are outstanding, and we have no present plan to issue any shares of Preferred Stock.

Stock Options and Warrants

As of December 28, 2018, we had reserved the following shares of Common Stock for issuance pursuant to stock options, warrants and equity plans:

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2,575,833 shares of Common Stock issuable upon the exercise of outstanding warrants, including the Warrants, at a weighted average exercise price of $6.40 per share;

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1,206,617 shares of Common Stock issuable upon the exercise of outstanding stock options issued pursuant to our 2016 Omnibus Incentive Plan, or our Incentive Plan, at a weighted average exercise price of $4.56 per share; and

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138,457 shares of our Common Stock reserved for future issuance under our Incentive Plan.

Other Convertible Securities

As of the date hereof, other than the securities described above, the Company does not have any outstanding convertible securities.

GE Healthcare Right

In April 2016, we entered into a Collaborative Research Agreement with General Electric Company, acting through its GE Healthcare business unit and the GE Global Research Center, or GE Healthcare. The agreement provides that prior to selling any equity interests in our company to a healthcare device manufacturer, we will first offer to negotiate in good faith to sell such equity interests to GE Healthcare.

Transfer Agent

The transfer agent of our Common Stock offered hereby is Corporate Stock Transfer, Inc., 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209. Its telephone number is (303) 282-4800.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

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prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents.  Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.  Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued Common Stock.  One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management.  If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting.  Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Our Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders.  A special meeting of stockholders may only be called by the Chairman of the board of directors, the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting, or by request of the holders of record of at least 20% of the outstanding shares of common stock.  This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting.  Therefore, stockholders holding less than 20% of the issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

LEGAL MATTERS

The validity of the Common Stock offered hereby has been passed upon for us by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

The financial statements of ENDRA Life Sciences Inc. as of December 31, 2017 and December 31, 2016 included in the Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by RBSM LLP, independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. We have incorporated these financial statements by reference in reliance upon the report of RBSM LLP, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register the Common Stock offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the Common Stock being offered pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website can be accessed at http://www.endrainc.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that they have gathered their information from sources they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●
our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 20, 2018 (as amended by Form 10-K/A filed with the SEC on April 13, 2018);

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our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2018 filed with the SEC on May 15, 2018, the fiscal quarter ended June 30, 2018 filed with the SEC on August 13, 2018 and the fiscal quarter ended September 30, 2018 filed with the SEC on November 5, 2018;

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our Current Reports on Form 8-K filed with the SEC on February 5, 2018, March 29, 2018 (as amended by Form 8-K/A filed on April 13, 2018), June 15, 2018, July 2, 2018, July 18, 2018, August 17, 2018, October 16, 2018 and November 13, 2018;

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our Definitive Proxy Statement on Schedule 14A related to our 2018 Annual Meeting of Stockholders, filed with the SEC on May 10, 2018; and

●
the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-37969) filed with the SEC on December 16, 2016, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105; Telephone: (734) 335-0468. Copies of the above reports may also be accessed from our website at www.endrainc.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

ENDRA Life Sciences Inc.

Prospectus

2,086,560 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

February 8, 2019